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                SECURITIES AND EXCHANGE COMMISSION

                        Washington, DC 20549




                             Form 8-K


                          Current Report




Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                  Date of Report:  January 3, 1995




                      AT&T CAPITAL CORPORATION



A Delaware                 Commission File             I.R.S. Employer
Corporation                  No. 1-11237               No. 22-3211453






           44 Whippany Road, Morristown, New Jersey 07962-1983

                      Telephone Number (201) 397-3000




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Form 8-K                                      AT&T Capital Corporation
January 3, 1995


Item 5.  Other Events

     AT&T Capital Corporation ( AT&T Capital  or the  Company ) (NYSE-
TCC) has announced that on December 31, 1994, it signed a definitive agreement to acquire Banco Central Hispano s vendor leasing and finance companies ( CFH Leasing International )located in the United Kingdom, Germany, France, Italy and Benelux (Belgium, the Netherlands and Luxembourg). Specific terms of the agreement were not disclosed.
     CFH Leasing International provides financial services to
equipment manufacturers and vendors. With offices throughout western Europe, it serves 4,600 business customers and has more than $500 million in lease and finance receivables.
      We are very enthusiastic about this acquisition , said Tom
Wajnert, chairman and chief executive officer of AT&T Capital.   The
addition of this profitable business to our organization allows us to expand our global vendor-finance network in western Europe, further our international strategic initiatives, and strengthen the value of the vendor leasing and financial services we offer AT&T and other multinational vendors.
     AT&T Capital has provided leasing and financial services to equipment vendors and others in the United Kingdom since 1991. The Company expects to integrate CFH Leasing International with its UK operation to create its pan-European network.
       Banco Central Hispano has headquarters in Madrid and is one of the leading banks of Spain. It provides retail, corporate and merchant banking and insurance services in both Spain and
international markets. The bank has 2,700 branches in Spain and 31 operating branches outside the country.
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Form 8-K                                      AT&T Capital Corporation
January 3, 1995




                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                         AT&T CAPITAL CORPORATION







                                        By ___________________________
                                           Edward Dwyer
                                           Chief Financial Officer



January 3, 1995